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                                                                      EXHIBIT 12

                         R.R. Donnelley & Sons Company

                       Ratio of Earnings to Fixed Charges

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
                                                                  Period Ending
                                                                   30-Sept-99
                                                                  -------------
                                                                  (in thousands
                                                                     except
                                                                     ratios)
Earnings available for fixed charges:
  Earnings before income taxes...................................   $296,021
  Less: Equity earnings of minority-owned companies..............     (1,610)
  Add: Dividends received from investees under the equity method.      1,590
  Add: Minority interest expense in majority-owned subsidiaries..        343
  Add: Fixed charges before capitalized interest.................     79,305
  Add: Amortization of capitalized interest......................      6,183
                                                                    --------
    Total earnings available for fixed charges...................   $381,832
                                                                    ========
Fixed charges:
  Interest expense...............................................     66,705
  Interest portion of rental expense.............................     12,035
  Amortization of discount and capitalized expenses related to
   indebtedness..................................................        565
                                                                    --------
  Total fixed charges before capitalized interest................     79,305
  Capitalized interest...........................................      5,500
                                                                    --------
    Total fixed charges..........................................   $ 84,805
                                                                    ========
Ratio of earnings to fixed charges...............................       4.50
                                                                    ========
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